Exhibit 3.247

CERTIFICATE OF INCORPORATION

OF

HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A.

The undersigned, of the age of 21 years or over, for the purpose of forming a professional corporation for pecuniary profit pursuant to the provisions of the Professional Service Corporation Act of the State of New Jersey, N.J.S.A. 14A:17-1 through 18, inclusive, do hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A.

SECOND: The sole and specific purpose for which the corporation is organized and incorporated is to engage in the business of rendering the same professional services to the public within the State of New Jersey that Doctors of Medicine duly licensed under the laws of the State of New Jersey are authorized to render, but the corporation shall not render such professional services, except through its officers, employees and agents who are duly licensed or otherwise legally authorized to render such professional services within the State of New Jersey.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock without par value.

FOURTH: The address of the corporation’s initial registered office is 855 Main Street, Hackensack, New Jersey, 07601 and the name of the corporation’s initial registered agent as such address is Jerome Mann.

FIFTH: The number of directors constituting the initial Board of Directors shall be eight (8); and the names and addresses of the said directors are as follows:

Alfred R. Wollack, M.D. 9 Park Avenue Park Ridge, New Jersey 07656

Harvey J. Hatchfield, M.D. 408 Elkwood Terrace Englewood, New Jersey, 07631

Harold J. Cordner, M.D. 2077 Center Avenue Fort Lee, New Jersey 07024

Robert Widows, M.D. 320 Byron Place Maywood, New Jersey 07607

Donald C. Brody, M.D. 591 Warwick Avenue Teaneck, New Jersey 07666

Jaroslaw Rozankowski, M.D. 700 Boulevard East Weehawken, New Jersey 07087

Victor Garber, M.D. 11 Ellsworth Terrace Montvale, New Jersey 07645

Gerald L. Wolf, M.D. 161 N. Woodland Street Englewood, New Jersey 07631

Each of the said directors is a Doctor of Medicine duly licensed under the laws of the State of New Jersey.

SIXTH: The names and addresses of the incorporators are as follows:

Alfred R. Wollack, M.D. 9 Park Avenue Park Ridge, New Jersey 07656

Harvey J. Hatchfield, M.D. 408 Elkwood Terrace Englewood, New Jersey, 07631

Harold J. Cordner, M.D. 2077 Center Avenue Fort Lee, New Jersey 07024

Robert Widows, M.D. 320 Byron Place Maywood, New Jersey 07607

Donald C. Brody, M.D. 591 Warwick Avenue Teaneck, New Jersey 07666

Jaroslaw Rozankowski, M.D. 700 Boulevard East Weehawken, New Jersey 07087

Victor Garber, M.D. 11 Ellsworth Terrace Montvale, New Jersey 07645

Gerald L. Wolf, M.D. 161 N. Woodland Street Englewood, New Jersey 07631

Each of the said incorporators is a Doctor of Medicine duly licensed under the laws of the State of New Jersey.

SEVENTH: The corporation shall have all of the power and privileges, and shall be subject to all of the limitations and restrictions, now or hereafter granted to or imposed on corporations organized for the purpose of, rendering the professional services hereinabove designated by The Professional Service Corporation Act of the State of New Jersey, and other applicable laws of the State of New Jersey.

EIGHTH: Subject to provisions adopted and included in the By-Laws of the corporation by the Board of Directors or the shareholders of the corporation, the estate of a deceased shareholder may continue to hold stock of the corporation for a reasonable period of administration of the estate, but shall not be authorized to participate in any decisions concerning the rendering of professional services.

NINTH: No shareholder of the corporation may sell or transfer his shares in the corporation except to the corporation or to another individual who is a Doctor of Medicine duly licensed under the laws of the State of New Jersey, and such sale or transfer may be made only after the same shall have been approved, at a stockholders’ meeting specially called for such purpose, by such proportion, not less than a majority, of the outstanding stock as may be provided in the By-Laws of the corporation. The Board of Directors or the shareholders of the corporation shall have the power to adopt and include in the By-Laws of the corporation additional restraints on the alienation of the shares of stock of the corporation.

TENTH: The Board of Directors or the shareholders of the corporation shall have the power to adopt and include in the By-Laws of the corporation provisions providing for the purchase or redemption by the corporation of its shares of stock; provided, however, that such provisions dealing with the purchase or redemption by the corporation of its shares may not be invoked at a time or in a manner that would impair the capital of the corporation.

ELEVENTH: The effective date of this Certificate shall be March 1, 1972.

IN WITNESS WHEREOF, the undersigned, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 22nd day of February, 1972.

/s/ Alfred R. Wollack, M.D.	/s/ Harvey J. Hatchfield, M.D.
Alfred R. Wollack, M.D.	Harvey J. Hatchfield, M.D.

/s/ Harold J. Cordner, M.D.	/s/ Robert Widows, M.D.
Harold J. Cordner, M.D.	Robert Widows, M.D.

/s/ Donald C. Brody, M.D.	/s/ Jaroslaw Rozankowski, M.D.
Donald C. Brody, M.D.	Jaroslaw Rozankowski, M.D.

/s/ Victor Garber, M.D.	/s/ Gerald L. Wolf, M.D.
Victor Garber, M.D.	Gerald L. Wolf, M.D.

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A.

Pursuant to the provisions of The Professional Service Corporation Act of the State of New Jersey, N.J.S.A. 14A:17-1 through 18, the undersigned Corporation, HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A., a professional corporation duly organized and validly existing under the laws of the State of New Jersey (the “Corporation”), hereby executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A.

2. The Corporation’s Certificate of Incorporation was filed by the State of New Jersey on February 28, 1972 and the effective date of the Certificate is March 1, 1972.

3. The following amendment to the Corporation’s Certificate of Incorporation was approved by the Unanimous Written Consent of the Corporation’s Board of Directors and Stockholders on the 19th day of August, 2010.

(a)	Article TWELFTH shall be added to the Certificate of Incorporation, as follows:

TWELFTH. Section 1 - Indemnification. (A) Except as provided in Section 1(C) below, the Corporation shall, and does indemnify, to the fullest extent permitted or authorized by law, each person who was or is a party, or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal from any completed action, suit or proceeding (collectively, a “Proceeding”), against all liability (which for purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys’ fees, costs and expenses) asserted against him or incurred by him by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan).

(B) Notwithstanding the foregoing, the Corporation shall indemnify a person entitled to indemnification under subsection (A) above in connection with a Proceeding (or any part of a Proceeding) initiated, or to be initiated, by an indemnified person only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of notice of such Proceeding from the indemnified person.

(C) Notwithstanding anything in this Agreement, the Corporation’s obligations under these indemnification provisions shall not apply to: (i) a medical malpractice claim or matter; (ii) acts or omissions in contravention of an employee’s employment agreements or a director’s or officer’s written agreement with the Corporation including without limitation, failure to substantially abide by policies and procedures in the manner described in the employee’s employment agreements or a director’s or officer’s written agreement with the Corporation; (iii) acts or omissions which are known, or should reasonably be known, to be unlawful by the Employee and which were not the result of the Corporation’s direction or within the scope of employment; (iv) acts or omissions which are outside the scope of an employee’s scope of employment or responsibilities as a director or as an officer or employee and which were not the result of the Corporation’s direction; and (v) any act or omission occurring on or before August 18, 2010.

Section 2 - Advance of Costs, Charges and Expenses. Except if the Corporation shall determine in its reasonable discretion that a matter or claim for which indemnification is being sought is not indemnifiable under the terms of the indemnification obligations described in this Article, costs, charges and expenses (including attorneys’ fees, costs and expenses) incurred by a person referred to in Section 1(A) of this Article in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted by law in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors (the “Undertaking”) by or on behalf of the indemnified person to repay all amounts so advanced, unless it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the immediately preceding sentence, in connection with a Proceeding (or any part of a Proceeding) initiated by that person, the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Board of Directors of the Corporation within 20 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of: (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be

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indemnified; or, (b) the obligation of the person to repay pursuant to the Undertaking. The Board of Directors may, upon approval of the indemnified person, authorize the Corporation’s counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to that action, suit or proceeding.

Section 3 - Procedure for Indemnification; Conduct or Defense and Counsel. Any indemnification or advance under this Article shall be made promptly and, in any event, within 60 days after delivery of the written request of the director, officer or employee. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer or employee in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part in any action shall also be indemnified by the Corporation. There shall be a defense available to the Corporation to assert in any action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current legislation or by current judicial or administrative decisions for indemnification. The Corporation shall have the continuing right to approve any counsel chosen to defend the indemnitee, which approval shall not be unreasonably withheld and any settlement of the matter being indemnified by the Corporation shall require the Corporation’s prior written approval, which shall not be unreasonably withheld. If the Corporation and the indemnitee are part of the same Proceeding, then to the extent that the applicable rules of professional responsibilities permit the Corporation and the indemnitee to be represented by the same legal counsel, as the Corporation shall reasonably determine, then the Corporation shall choose counsel and direct the defense and settlement of any such Proceeding, provided that any settlement fully concludes the matter and forecloses any further liability for the indemnitee arising out of or relating to that Proceeding to the extent indemnification applies under this Article.

4. The number of issued and outstanding shares of the Corporation’s stock entitled to vote on this Amendment to the Certificate of Incorporation is two hundred eighty-eight and one-third (288 1/3).

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5. The number of shares voting for and against the adoption of this Certificate of Amendment are as follows:

Number of Shares Voting for Adoption of Certificate of Amendment	Number of Shares Voting Against Adoption of Certificate of Amendment
288 1/3	0

6. The foregoing amendments of the Corporation’s Certificate of Incorporation were authorized by the consent in writing of all of the members of the Board of Directors of the Corporation, followed by the Unanimous Written Consent of the stockholders of all of the outstanding shares of the Corporation entitled to vote on the said amendment to the Certificate of Incorporation.

7. This Certificate of Amendment to the Certificate of Incorporation of HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A. shall be effective upon its filing by the State of New Jersey.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date set forth below.

HACKENSACK ANESTHESIOLOGY ASSOCIATES, INC.

By:	/s/ Gilbert Drozdow, Pres
Gilbert Drozdow, President

Dated this 19th day of August, 2010

SECOND AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF

HACKENSACK ANESTHESIOLOGY ASSOCIATES, P.A.

TO CHANGE THE NAME OF THE CORPORATION

TO

NEW JERSEY HEALTHCARE SPECIALISTS, P.C.

Pursuant to the provisions of The Professional Service Corporation Act of the State of New Jersey, N.J.S.A. 14A:17-1 through 18, the undersigned Corporation, HACKENSACK ANESTHESIOLOGY ASSOCIATES, PA., a professional corporation duly organized and validly existing under the laws of the State of New Jersey (the “Corporation”), the undersigned, who is the sole Director, sole Shareholder and President, hereby executed the following Second Amendment to the Certificate of Incorporation:

1. The Corporation’s number is 0000001272.

2. The Corporation’s Certificate of Incorporation was filed in the State of New Jersey on February 28, 1972.

3. A Certificate of Amendment to the Certificate of Incorporation was filed in the State of New Jersey on August 25, 2010.

4. The name of the Corporation is hereby changed to NEW JERSEY HEALTHCARE SPECIALISTS, P.C.

5. The foregoing amendment to the previously amended Certificate of Incorporation was authorized on September 5, 2013 by the undersigned sole Director and sole Shareholder of the Corporation who is the only person entitled to vote on the said Second Amendment to the Certificate of Incorporation.

6. This Second Amendment to the Certificate of Incorporation shall be effective upon its filing with the State of New Jersey.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Certificate of Incorporation as of the date set forth below.

/s/ Gilbert Drozdow
Gilbert L. Drozdow, M.D.,
Sole Shareholder, Sole Director & President c/o Inglesino, Pearlman, Wyciskala & Taylor, LLC
600 Parsippany Road, Suite 204
Parsippany, New Jersey 07054

Dated this 5th day of September, 2013.

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